                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12


                                  CALTON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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

                                  CALTON, INC.

                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 10, 2006

                       -----------------------------------

TO THE SHAREHOLDERS OF CALTON, INC.

        The Annual Meeting of the Shareholders of CALTON, INC. (the "Company") will be held on Wednesday, May 10, 2006 at the Homes by Calton Model Center, Pointe West Community, 7614 South Village Square, Vero Beach, Florida at 10:00 a.m., local time, for the following purposes:

        1.      To elect two (2) directors.

        2. To consider and vote upon a proposal to adopt the Company's 2006 Equity Incentive Plan.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Holders of Common Stock of record at the close of business on March 27, 2006 are entitled to notice of and to vote at the meeting.

                                         By Order of the Board of Directors,

                                         MARY H. MAGEE
                                           SECRETARY

Red Bank, New Jersey
March 30, 2006

        YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU ARE UNABLE TO DO SO, PLEASE MARK, SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                  CALTON, INC.

                              --------------------

                                 PROXY STATEMENT

                              --------------------

        GENERAL INFORMATION

        This Proxy Statement is furnished to the holders of Calton, Inc. (the "Company" or "Calton") Common Stock, $.05 par value ("Common Stock"), in connection with the solicitation of proxies for use at the annual meeting of shareholders to be held on May 10, 2006, and at any adjournment thereof (the "meeting" or "annual meeting"), pursuant to the accompanying Notice of Annual Meeting of Shareholders. Holders of Common Stock are referred to herein collectively as the "shareholders." Forms of proxies for use at the meeting are also enclosed. The Company anticipates mailing this Proxy Statement to its shareholders on or about March 30, 2006. The executive offices of the Company are located at 2050 40th Avenue, Suite One, Vero Beach, Florida 32960.

        Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of proxies by filing written notice of such revocation with the secretary of the meeting. Presence at the meeting does not of itself revoke the proxy; however, a vote cast at the meeting by written ballot will revoke the proxy. All shares represented by executed and unrevoked proxies will be voted in accordance with the specifications therein. Proxies submitted without specification will be voted FOR the election of the nominees for director named herein and FOR the proposal to adopt the 2006 Equity Incentive Plan. Management is not aware at the date hereof of any matters to be presented at the meeting other than the election of the directors and the proposal to adopt the 2006 Equity Incentive Plan. If any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

        Proxies for use at the meeting are being solicited by the Board of Directors of the Company. The cost of preparing, assembling and mailing the proxy material is to be borne by the Company. It is not anticipated that any compensation will be paid for soliciting proxies, and the Company does not intend to employ specially engaged personnel of the Company or other paid solicitors in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and employees of the Company may, without additional compensation, solicit proxies personally or by telephone, facsimile transmission or letter.

        VOTING SECURITIES

        The voting securities entitled to vote at the meeting consist of shares of Common Stock, with each share entitling its owner to one vote on an equal basis. On March 27, 2006, the number of outstanding shares of Common Stock was 9,515,346. Only shareholders of record on the books of the Company at the close of business on March 27, 2006 will be entitled to vote at the meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the meeting. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote, is required for the election of directors. The proxy card provides space for a shareholder to withhold votes for any nominee for the Board of Directors.

        All votes will be tabulated by the inspector of election appointed at the meeting who will separately tabulate affirmative votes, negative votes, authority withheld for any nominee for director, abstentions and broker non-votes. Authority withheld will be counted toward the tabulation of the votes cast on the election of directors and will have the same effect as a negative vote. Under New Jersey law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates and, accordingly, will have no effect on the outcome of the vote. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the annual meeting.

        PRINCIPAL SHAREHOLDERS

        The following table sets forth information with respect to each person who, as of March 27, 2006, is known by the Company to be the beneficial owner (as defined in Rule 13d-3 ("Rule 13d-3") of the Securities Exchange Act of 1934) of more than five percent (5%) of the Company's Common Stock. Except as set forth in the footnotes to the table, the shareholders have sole voting and investment power over such shares:

                                                                 Amount and       Percent
                                                                  Nature of         of
Name of Beneficial Owner                                    Beneficial Ownership   Class
------------------------                                    --------------------   -----
Anthony J. Caldarone...................................         4,238,705 (1)      44.2%
Joyce P. Caldarone.....................................         4,238,705 (2)      44.2%
Maria F. Caldarone.....................................         1,098,093 (3)      11.4%
John G. Yates..........................................           893,942 (4)       9.2%
Laura A. Camisa........................................           566,196 (5)       5.9%

--------------------

(1) Includes an aggregate of 456,240 shares held by Joyce P. Caldarone, Mr. Caldarone's wife, as to which shares he disclaims any beneficial interest, and 75,000 shares subject to stock options which are exercisable within 60 days of March 27, 2006 ("Currently Exercisable Stock Options").

(2)     Includes an aggregate of 3,782,465 shares beneficially owned by Anthony
        J. Caldarone, Mrs. Caldarone's husband, as to which shares she disclaims any beneficial interest.

(3) Includes an aggregate of 85,000 shares subject to Currently Exercisable Stock Options.

(4) Includes an aggregate of 165,000 shares subject to Currently Exercisable Stock Options.

(5) Includes an aggregate of 80,000 shares subject to Currently Exercisable Stock Options.

        SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth information, as of March 27, 2006, with respect to the beneficial ownership (as defined in Rule 13d-3) of the Company's Common Stock by each director and nominee for director, each of the Named Officers (as defined in the section captioned "Executive Compensation") who is currently an officer of the Company and by all directors and executive officers as a group. Except as set forth in the footnotes to the table, the shareholders have sole voting and investment power over such shares.

                                                                      Amount and         Percent
                                                                      Nature of             of
Name of Beneficial Owner                                         Beneficial Ownership     Class
------------------------                                         --------------------     -----
Anthony J. Caldarone.........................................         4,238,705  (1)      44.2%
Kenneth D. Hill..............................................           151,797  (2)       1.6%
John G. Yates................................................           893,942  (3)       9.2%
Maria F. Caldarone...........................................         1,098,093  (4)      11.4%
Laura A. Camisa..............................................           566,196  (5)       5.9%
J. Ernest Brophy.............................................            75,418  (6)        (7)
Mark N. Fessel...............................................           158,691  (6)       1.7%
Frank Cavell Smith, Jr.......................................           123,102  (6)       1.3%
All Directors and Executive Officers as
   a Group (8 persons)(1),(2),(3),(4),(5) and (6)............         7,305,944           72.2%

---------------

(1) Includes an aggregate of 456,240 shares held by Joyce P. Caldarone, Mr. Caldarone's wife, as to which shares he disclaims any beneficial interest and 75,000 shares subject to Currently Exercisable Stock Options.
(2) Includes 8,000 shares held by Mr. Hill's spouse, as to which shares he disclaims any beneficial interest and 50,000 shares subject to Currently Exercisable Stock Options.
(3)     Includes 165,000 shares subject to Currently Exercisable Stock Options.
(4)     Includes 85,000 shares subject to Currently Exercisable Stock Options.
(5)     Includes 80,000 shares subject to Currently Exercisable Stock Options.
(6)     Includes 50,000 shares subject to Currently Exercisable Stock Options.
(7) Shares beneficially owned do not exceed 1% of the Company's outstanding Common Stock.

                              ELECTION OF DIRECTORS

GENERAL

        The Company's by-laws provide that the Board of Directors shall consist of not fewer than three nor more than 15 members. The Board of Directors is divided into four classes, with each class to hold office for a term of four years and the term of office of one class to expire each year. The Board of Directors has fixed the number of directors at six, two of whom are to be elected at the 2006 Annual Meeting, two whose terms expire at the annual meeting in 2007, one whose term expires at the annual meeting in 2008, and one whose term expires at the annual meeting in 2009.

NOMINATION PROCESS

        The Board of Directors established a Nominating Committee in 2004. The current members of the Nominating Committee are J. Ernest Brophy, Mark N. Fessel, Kenneth D. Hill and Frank Cavell Smith, Jr., each of whom currently meets the standards for independence as set forth in the rules of the American Stock Exchange. The Nominating Committee's primary responsibilities and duties are to:

        o       identify individuals qualified to become members of the Board;

        o select, or recommend to the Board, director nominees to be presented for shareholder approval at the annual meeting;

        o select, or recommend to the Board, director nominees to fill vacancies on the Board as necessary; and

        o review periodically the structure, size, composition and operation of the Board and each committee of the Board.

        The members of the Nominating Committee as a whole believe that, at a minimum, the Board should be comprised of directors who have expertise that may be useful to the Company as well as directors who have in the past exhibited the highest personal and professional ethics. When considering nominees for director, the Nominating Committee considers several factors, including (i) relevant business experience; (ii) independence from management; (iii) judgment, skill, integrity and reputation; (iv) existing commitments and potential conflicts of interest; (v) financial and accounting background; and (vi) the size and composition of the existing Board. Because the nominees named below are sitting directors of the Company who are up for re-election at the annual meeting, the independent directors also considered the directors' past performance on the Board. The Board seeks to identify individuals who satisfy these criteria from among persons known to them.

        The Nominating Committee will also consider nominees for director suggested by shareholders of the Company. The process by which a shareholder of the Company may suggest a nominee for director of the Company can be found under "Shareholder Proposals and Nominees for Director." The Nominating Committee will apply the same criteria described above to any candidate suggested by a shareholder, as well as evaluate any additional information required to be submitted therewith. The Company does not pay any fees to third parties to identify, evaluate or assist in identifying or evaluating potential nominees.

        J. Ernest Brophy and Kenneth D. Hill are the incumbent directors whose terms expire at the 2006 annual meeting. Each of Mr. Brophy and Mr. Hill has been unanimously nominated by the Nominating Committee to stand for election at the meeting to hold office until the 2010 annual meeting. It is the intention of the persons named in the accompanying proxy to vote, unless otherwise instructed, in favor of the election of Mr. Brophy and Mr. Hill. If any nominee should be unable to serve, the proxies will be voted for the election of a substitute nominee, if any, designated by the Board of Directors. The Company is not aware of any reason why any nominee, if elected, would be unable to serve as a director.

        Set forth below is certain biographical information with respect to the nominees for election to the Board and the directors whose terms of office will continue after the 2006 annual meeting.

NOMINEES

NOMINEES FOR ELECTION FOR FOUR-YEAR TERMS EXPIRING AT THE 2010 ANNUAL MEETING.

        KENNETH D. HILL. Mr. Hill, age 64, has served as a Director of Calton since April 1999. From July 1999 through June, 2001 he served as Chief Executive Officer of the Company's wholly owned subsidiary, eCalton.com, Inc. Since 1975, he has founded and managed computer related companies, including NASTEC Corporation, a developer of computer-aided software engineering development tools, from 1982 until its acquisition in 1987, and Multiple Technologies Corporation, a consulting and application development company, from 1975 to 1982. From January 1994 through February 1996, he was employed as a consultant by KDH Enterprises, Inc. From March 1997 through April 1998, Mr. Hill served as President and Chief Executive Officer of DataTell Solutions, Inc., a regional systems integration company. He served as President and Chief Executive Officer of National AmeriServe, Inc., an internet business solutions provider, from May 1998 through October 1998, when it merged with iAW, Inc., the predecessor of eCalton.com, Inc.

        J. ERNEST BROPHY. Mr. Brophy, age 81, a retired attorney and Certified Public Accountant who specialized in tax consultation to clients engaged in the construction business, was reappointed as a Director of Calton in November 1995, having served in such capacity from March 1983 through November 1985 and from April 1986 until through May 1993. From 1992 through March 1996, Mr. Brophy served as Chief Financial Officer and a director of Hurdy-Gurdy International, Inc., a company that marketed sorbet products.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2009 ANNUAL MEETING:

        ANTHONY J. CALDARONE. Mr. Caldarone, age 68, has served as Chairman, President and Chief Executive Officer of the Company since January 2005 and served in the same capacity from the inception of the Company in 1981 through June 1993 and from November 1995 through September 2002. From September 2002 until January 2005, he served as Chairman and Chief Executive Officer of the Company. He served as a Director of the Company from June 1993 through October 1995.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2008 ANNUAL MEETING:

        FRANK CAVELL SMITH, JR. Mr. Smith, age 61, has served as a Director of Calton since May 1993. Since 1990, Mr. Smith has been associated with the MEG Companies as a Senior Consultant responsible for corporate real estate consulting activities. From 1977 to 1990, Mr. Smith served as a Real Estate Consultant and Real Estate Development Manager for The Spaulding Co., Inc. Mr. Smith also is an adjunct faculty member at Boston University and a member of the Board of Trustees of Shelter, Inc.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2007 ANNUAL MEETING

        MARK N. FESSEL. Mr. Fessel, age 49, has served as a Director of Calton since May 1993. Since 1985, Mr. Fessel has owned and operated a real estate company and has acted as principal in numerous commercial and residential real estate developments throughout the northeast. Mr. Fessel is a 1981 graduate of the New York University School of Law and the New York University Undergraduate School of Business. Prior to forming his own real estate company in 1985, Mr. Fessel was an associate at the New York based law firm of Weil, Gotshal & Manges.

        JOHN G. YATES. Mr. Yates, age 63, was appointed a Director of the Company in October 2002. From September 2002 through January 2005, he served as President and Chief Operating Officer of the Company. He has also served as President and Chief Executive Officer of the Company's wholly owned subsidiary, PrivilegeONE Networks, LLC since May 2001. For eight years prior to joining the Company, Mr. Yates served as Senior Vice President and General Manager of American Express, and in that capacity implemented and managed the American Express Corporate Purchasing Card division. He was also employed for more than 24 years with General Electric in a variety of senior management positions.

        CODE OF CONDUCT

        The Company has adopted a Code of Conduct that applies to all of its directors, officers and employees, including its Chief Executive Officer, Chief Financial Officer and other senior financial officers. The Company's Code of Conduct is posted on its website, www.caltoninc.com, under Investor Relations. The Company intends to disclose on its website any amendment to, or waiver of, a provision of the Code of Conduct that applies to its Chief Executive Officer, Chief Financial Officer or other senior financial officers.

        MEETINGS OF THE BOARD OF DIRECTORS; COMMITTEES

        During the fiscal year ended November 30, 2005, the Board of Directors held four meetings and acted by unanimous written consent on one occasion. During fiscal 2005, each member of the Company's current Board of Directors attended 100% of the meetings of the Board of Directors and all of the meetings of the committees on which he served. See the section captioned "Directors' Compensation" for a discussion of fees paid by the Company to its directors for their services.

        During fiscal 2005, the Board of Directors had three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

        The Audit Committee currently consists of Mr. Brophy, Mr. Fessel and Mr. Smith. The duties and functions performed by the Audit Committee are described under the caption "Audit Committee Report" contained elsewhere in this Proxy Statement. The Audit Committee held five meetings in fiscal 2005 and acted by unanimous written consent on one occasion.

        Mr. Fessel and Mr. Smith currently serve as members of the Compensation Committee. The Compensation Committee reviews and approves compensation for executive employees of the Company on a periodic basis, subject to approval of the Board, and administers the Company's Incentive Compensation Plan, the 2000 Equity Incentive Plan (the "2000 Plan") and the Employee Stock Purchase Plan. The Compensation Committee will also administer the 2006 Equity Incentive Plan if the proposal to adopt the plan is approved at the annual meeting. The Compensation Committee met once in fiscal 2005 and acted by unanimous written consent on one occasion.

        The Nominating Committee, which was established by the Board in August 2004, currently consists of Mr. Brophy, Mr. Fessel, Mr. Hill and Mr. Smith. The duties and functions performed by the Nominating Committee are described under the caption "Nomination Process." The Nominating Committee Charter is posted on the Company's website, www.caltoninc.com, under "Investor Relations." The Nominating Committee met on one occasion in fiscal 2005.

                             EXECUTIVE COMPENSATION

        The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiaries for the fiscal years ended November 30, 2005, 2004, and 2003, of the Chief Executive Officer of the Company in fiscal 2005 and the other executive officers of the Company who earned salary and bonuses in fiscal 2005 in excess of $100,000 (collectively, the "Named Officers"):

                                             ANNUAL COMPENSATION AWARDS
                                           ------------------------------
                                                                              ALL OTHER
         NAME AND                                                            COMPENSATION
    PRINCIPAL POSITION            YEAR       SALARY ($)     BONUS ($)(1)        ($)(2)
-----------------------------  ----------  -------------  ---------------  ----------------
Anthony J. Caldarone              2005      $  100,000       $     ---          $9,913
   Chairman, President and        2004         100,000             ---           9,468
   Chief Executive Officer        2003         100,000             ---           8,487

Maria F. Caldarone                2005         127,223          40,000           1,134
   Executive Vice President       2004         125,460          21,000             664
                                  2003         121,000             ---             623

Laura A. Camisa                   2005         121,945          35,000             692
   Senior Vice President,         2004         120,335          18,000             647
   Chief Financial Officer        2003         116,000             ---             460
   and Treasurer

---------------

(1) Represents amounts accrued in fiscal 2004 and fiscal 2005 and paid in fiscal 2005 and fiscal 2006, respectively, to the Named Officers pursuant to the Company's Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan provides for an incentive compensation pool equal to ten percent (10%) of the Company's annual pre-tax income, subject to certain adjustments to pre-tax income that may be made by the Compensation Committee to remove the effect of events or transactions not in the ordinary course of the Company's operations. No awards were made under the Incentive Plan for fiscal 2003. Officers and key operations and senior corporate management employees (the "Eligible Employees") of the Company and its subsidiaries are eligible for participation in the Incentive Plan. In addition, a portion of the incentive compensation pool established under the Incentive Plan may be used for bonuses to full time employees who do not otherwise have an opportunity to obtain a specified level of commissions or bonuses. The Eligible Employees are determined each fiscal year by the Compensation Committee based on the recommendations of the President and Chief Executive Officer of the Company. The Compensation Committee ultimately determines the percentage, if any, of the incentive compensation pool for a fiscal year to be awarded to an Eligible Employee, subject to the limits contained in the plan.
(2) Amounts reported include cost of premiums paid by the Company under a program that provides officers of the Company with additional life insurance (supplementing the coverage available under the Company's group life insurance plan).

        DIRECTORS' COMPENSATION

        Members of the Board of Directors who are not full time employees of Calton were each entitled in fiscal 2005 to annual compensation of $10,000 for service as a director. Effective February 26, 2003, all such compensation is payable in the form of Common Stock having an equivalent market value at the time of issuance. Calton paid or accrued a total of $50,000 in director fees to members of the Board of Directors during fiscal year 2005.

        Each non-employee director is awarded options to purchase 10,000 shares of the Company's Common Stock each time such director is elected or re-elected to the Board of Directors and each time that an annual meeting of shareholders is held during the term of such director. In order to receive the award, an incumbent non-employee director must have attended 75% of all Board meetings and 75% of all meetings of Board committees of which the director is a member during the prior 12 months. Options to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $0.53 per share (the fair market value of the Common Stock on the date of grant) were granted to non-employee directors pursuant to this arrangement in fiscal 2005.

        Directors are reimbursed for travel expenses incurred in connection with attendance at Board and committee meetings.

        EMPLOYMENT AGREEMENT WITH CHIEF EXECUTIVE OFFICER

        Effective January 1, 2006, the Company entered into an Employment Agreement (the "Employment Agreement") with Anthony J. Caldarone, Chairman, President and Chief Executive Officer of the Company. The Employment Agreement provides for an annual base salary of $100,000 and entitles Mr. Caldarone to participate in all benefit plans made available to the Company's senior executives. The Employment Agreement, which replaced the employment agreement between the Company and Mr. Caldarone that expired on December 31, 2005, is terminable at will by either party. Mr. Caldarone will be prohibited from engaging in the acquisition, development, construction and marketing of residential real estate in the State of Florida for a twelve month period following the termination of the Employment Agreement.

        OPTION GRANTS

        Shown below is further information with respect to grants of stock options in fiscal 2005 to the Named Officers by the Company which are reflected in the Summary Compensation Table set forth under the caption "Executive Compensation."

                                                     Individual Grants
                                  --------------------------------------------------------

                                                                                              Potential Realizable Value
                                  Number of       Percent of                                  at Assumed Annual Rates of
                                  Securities    Total Options                                  Stock Price Appreciation
                                  Underlying      Granted to      Exercise or                     for Option Term
                                    Options      Employees in     Base Price    Expiration   ---------------------------
             Name                 Granted (#)     Fiscal Year        ($/Sh)        Date          5% ($)         10% ($)
             ----                 -----------  ----------------  -------------  ----------   ------------   ------------
Maria F. Caldarone...........        35,000           35%            $0.43        1/27/15       $9,466         $23,990

Laura A. Camisa..............        30,000           30%            $0.43        1/27/15       $8,114         $20,563


        OPTION EXERCISES AND FISCAL YEAR-END VALUES

        Shown below is information with respect to options exercised by the Named Officers during fiscal 2005 and the value of unexercised options to purchase the Company's Common Stock held by the Named Officers at November 30, 2005.

                                                             NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED                IN-THE-MONEY
                                                          OPTIONS HELD AT FY-END (#)        OPTIONS AT FY-END ($)(1)
                                                         ---------------------------      ----------------------------
                               SHARES
                             ACQUIRED ON      VALUE
          NAME               EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
          ----               -----------   -----------   -----------   -------------      -----------    -------------
Anthony J. Caldarone....          --            --          75,000           --                 --             --
Maria F. Caldarone......          --            --          85,000           --              8,800             --
Laura A. Camisa.........          --            --          80,000           --              8,800             --

----------

(1) Represents market value of shares covered by in-the-money options on November 30, 2005. The closing price of the Common Stock on such date was $0.44. Options are in-the-money if market value of shares covered thereby is greater than the option exercise price.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides information as of November 30, 2005 with respect to shares of Common Stock that may be issued under the Company's equity compensation plans:

=========================== ============================ ============================ ================================
                                                                                            NUMBER OF SECURITIES
                                                                                          REMAINING AVAILABLE FOR
                             NUMBER OF SECURITIES TO BE    WEIGHTED-AVERAGE EXERCISE    FUTURE ISSUANCE UNDER EQUITY
                               ISSUED UPON EXERCISE OF       PRICE OF OUTSTANDING      COMPENSATION PLANS (EXCLUDING
                                OUTSTANDING OPTIONS,         OPTIONS, WARRANTS AND        SECURITIES REFLECTED IN
                                 WARRANTS AND RIGHTS                RIGHTS                      COLUMN (A))

       PLAN CATEGORY                     (A)                          (B)                            (C)

--------------------------- ---------------------------- ---------------------------- --------------------------------
Equity compensation plans              758,200                       $0.70                         534,168  (2)
approved by security
holders (1)
--------------------------- ---------------------------- ---------------------------- --------------------------------
Equity compensation plans
not approved by security
holders (3)                            120,000                       $8.15                             -0-
--------------------------- ---------------------------- ---------------------------- --------------------------------
TOTAL                                  878,200                       $1.72                         534,168
=========================== ============================ ============================ ================================

(1) The Company's 1996 Plan and 2000 Plan provide for the issuance of incentive awards to officers, directors, employees and consultants in the form of stock options, stock appreciation rights, restricted stock and deferred stock, and in lieu of cash compensation. The Company's Employee Stock Purchase Plan permits the purchase of Common Stock by employees at a discount to market value through periodic payroll deductions.

(2) Represents 53,075 shares available for issuance under the 1996 Plan, 199,832 shares available for issuance under the 2000 Plan and 281,261 shares available for issuance under the Employee Stock Purchase Plan. The number of shares available for issuance under the Employee Stock Purchase Plan is increased on January 1 of each year by an amount equal to the lesser of two percent (2%) of the total number of shares of Common Stock then outstanding or 75,000 shares.

(3) Represents shares subject to options granted to Kenneth D. Hill, a Director of the Company, pursuant to an employment agreement with the Company which terminated in July 1999. The options granted to Mr. Hill have an exercise price of $8.15 per share and expire in July 2009.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        John G. Yates and Thomas C. Corley have served as unpaid officers of the Company's wholly owned subsidiary, PrivilegeONE Networks, LLC ("PrivilegeONE") since August 31, 2003 and September 30, 2003, respectively. From those same dates until January 2005 and April 2004, respectively, Mr. Yates and Mr. Corley also served as unpaid officers of the Company. In consideration of their agreement to continue to serve in such capacities and pursue business opportunities on behalf of PrivilegeONE, the Company has agreed that Mr. Yates and Mr. Corley will be entitled to 25% of the net profit attributable to business arrangements with parties introduced by either of them to PrivilegeONE.

        The Company provides a uniform Employee Discount Plan which provides a seven and one-half percent (7.5%) discount to employees who purchase a home from the Company as their principal residence. During the fiscal year ended November 30, 2005, Maria Caldarone, Executive Vice President of the Company, purchased a home under the Employee Discount Plan at a price of $602,912.

                          REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

MEMBERSHIP AND ROLE OF AUDIT COMMITTEE

        The Audit Committee of the Board (the "Audit Committee") is comprised of the following directors: J. Ernest Brophy, Mark N. Fessel and Frank Cavell Smith, Jr. Each member of the Audit Committee qualifies as an independent director in accordance with the rules and regulations of the American Stock Exchange. In addition, the Board has determined that J. Ernest Brophy is both independent and qualifies as a financial expert, as defined by rules and regulations of the American Stock Exchange. The Audit Committee operates under a written charter previously adopted by the Board (see discussion below).

        The primary function of the Audit Committee is to provide advice with respect to the Company's financial matters and to assist the Board in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are to: 1) serve as an independent and objective body to monitor the financial reporting process and internal control systems of the Company; 2) oversee the quality and integrity of the financial statements of the Company; 3) engage a firm of independent auditors for the Company each year; 4) review and appraise the qualifications, performance and independence of the Company's independent auditors; 5) review and appraise the performance of the Company's internal audit department; 6) provide an open forum for communication among the independent auditors, senior financial officers, other members of management, the internal audit department and the Board; and 7) assist in assuring the Company's compliance with legal and regulatory requirements.

AUDIT COMMITTEE CHARTER

        The Audit Committee developed an Audit Committee Charter (the "Charter") in consultation with the Company's accounting department, the Company's independent auditors and outside general counsel. The Board adopted the Charter in fiscal 2001, and the Charter was filed with the SEC on March 16, 2001 as Appendix "A" to the Company's proxy statement delivered in connection with the 2001 annual meeting of shareholders. The Audit Committee reviews the Charter on an annual basis and updates the Charter as necessary. The Charter was updated in January 2005 and the updated Charter was filed with the SEC on March 30, 2005 as Appendix "A" to the Company's proxy statement delivered in connection with the 2005 annual meeting of shareholders.

REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED NOVEMBER 30, 2005

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended November 30, 2005 with the Company's management. The Audit Committee has discussed with Aidman, Piser & Company, P.A. ("Aidman, Piser"), the Company's independent auditors, those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee has also received the written disclosures and the letter from Aidman, Piser required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee has discussed the independence of Aidman, Piser with that firm. Aidman, Piser confirmed, in its professional judgment, that it is not aware of any relationship between Aidman, Piser and the Company that would reasonably bear on its independence.

        Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 2005 for filing with the SEC.

                     PRINCIPAL ACCOUNTING FEES AND SERVICES

        The following table sets forth the aggregate fees billed to the Company for the years ended November 30, 2005 and November 30, 2004 by Aidman, Piser:

                                                        Year Ended November 30,
                                                           2005        2004
                                                        ----------- -----------
Audit Fees                                                $65,200      $66,750
Audit-Related Fees                                            695          970
Financial Information Systems                                 ---          ---
   Design and Implementation Fees                             ---          ---
Tax Fees                                                      ---          ---
All Other Fees                                                ---          ---

        Audit fees represent amounts billed for professional services rendered for the audit of the Company's annual financial statements and the reviews of its financial statements included in the Company's Forms 10-QSB for the fiscal year. Before Aidman, Piser was engaged by the Company to render its audit services, the engagement was approved by the Audit Committee of the Company's Board of Directors.

Submitted by:

J. Ernest Brophy
Mark N. Fessel
Frank C. Smith, Jr.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its executive officers, directors and greater than ten percent shareholders complied with all filing requirements applicable to them with respect to events or transactions during fiscal 2005.

          PROPOSAL TO ADOPT THE CALTON, INC. 2006 EQUITY INCENTIVE PLAN

INTRODUCTION

        The Board of Directors has approved and adopted, subject to approval and ratification by the shareholders, the 2006 Equity Incentive Plan (the "2006 Equity Incentive Plan" or the "2006 Plan"). The Board of Directors believes that the 2006 Equity Incentive Plan can be an effective means of attracting, motivating and retaining key employees and directors. In addition, the Board believes that the 2006 Equity Incentive Plan will provide a method whereby key employees and directors can share in the long-term growth in the Company.

        The aggregate number of shares reserved for issuance under the 2006 Equity Incentive Plan is 1,000,000 shares.

SUMMARY OF PROVISIONS OF THE 2006 EQUITY INCENTIVE PLAN

        GENERAL

        The 2006 Equity Incentive Plan will be administered by the Compensation Committee which will be authorized to grant (i) "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended,
(ii) non-qualified stock options, (iii) stock appreciation rights ("SARs"), (iv) restricted stock grants, (v) deferred stock awards and (vi) other stock based awards to employees of the Company and its subsidiaries. The Compensation Committee will determine (i) the recipients of awards under the Plan ("Awards"), (ii) the times at which Awards will be made and (iii) the size and type or types of Awards to be made to each recipient. The Compensation Committee will set forth in each such Award the terms, conditions and limitations applicable to the Award granted. The Compensation Committee will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration.

        The aggregate number of shares of Common Stock reserved for issuance pursuant to Awards granted under the Plan is 1,000,000 shares. The maximum number of shares of Common Stock which may be issued to the Chief Executive Officer ("CEO") of the Company pursuant to all Awards granted to the CEO under the Plan may not exceed thirty-five percent (35%) of the number of shares of the Company's Common Stock reserved for issuance under the Plan. The maximum number of shares of the Company's Common Stock awarded to any other participant under the Plan may not exceed twenty percent (20%) of the number of shares of the Company's Common Stock reserved for issuance under the Plan. The 2006 Equity Incentive Plan will terminate on May 9, 2016 unless earlier terminated by the Board of Directors.

        Those eligible to receive Awards under the Plan (each, a "Participant" and collectively, the "Participants") will be persons in the employ of the Company or any of its subsidiaries designated by the Compensation Committee ("Employees") and other persons or entities who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, including, without limitation, consultants and agents of and advisors to the Company or any subsidiary. A "subsidiary" for purposes of the Plan will be a present or future corporation or other entity of which the Company owns or controls, or will own or control, more than 50% of the total combined voting power of all classes of stock or other equity interests.

        AWARDS UNDER THE EQUITY 2006 INCENTIVE PLAN

        STOCK OPTIONS. The Compensation Committee may grant either incentive stock options or non-qualified stock options under the 2006 Equity Incentive Plan. Only employees of the Company may be granted incentive stock options. The exercise price of each option shall be equal to the "fair market value" (as defined below) of the Common Stock on the date the option is granted to the Participant; provided, however, that (i) in the Compensation Committee's discretion, the exercise price of a non-qualified option may be less than the fair market value of the Common Stock on the date of grant; (ii) with respect to a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of an incentive stock option granted to such Participant shall not be less than 110% of the fair market value of the Common Stock on the date such option is repriced unless otherwise determined by the Compensation Committee. For purposes of the exercise price of an option, "fair market value" shall mean the closing sales price of the Common Stock as reported on the principal securities exchange on which the Common Stock is listed, or if not so listed, the last sale price (or the average of the high asked and low bid prices of the Common Stock if sale price information is not reported) of the Common Stock as reported by the Nasdaq Stock Market, by the NASD OTC Bullet Board or similar quotation service. The term of each option granted to a

Participant pursuant to the Plan will be determined by the Compensation Committee; provided, however, that in no case shall an option be exercisable more than ten years (five years in the case of an incentive stock option granted to a ten-percent stockholder) from the date of the grant.

        STOCK APPRECIATION RIGHTS. An SAR is an Award entitling the recipient to receive payment, in cash and/or shares of Common Stock, determined in whole or in part by reference to appreciation in the value of a share of Common Stock. An SAR entitles the recipient to receive in cash and/or shares of Common Stock, with respect to each SAR exercised, the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common Stock on the date the SAR was granted.

        The Compensation Committee may grant SARs either alone or in combination with an underlying stock option. The term of an SAR and the time or times at which an SAR shall be exercisable shall be set by the Compensation Committee; provided, that an SAR granted in tandem with an option will be exercisable only at such times and to the extent that the related option is exercisable. An SAR granted in tandem with an incentive stock option may be exercised only when the market price of the shares of Common Stock subject to the incentive stock option exceeds the exercise price of the incentive stock option, and the SAR may be for no more than 100% of the difference between the exercise price of the underlying incentive stock option and the fair market value of the Common Stock subject to the underlying incentive stock option at the time the SAR is exercised. At the option of the Compensation Committee, upon exercise, an SAR may be settled in cash, Common Stock or a combination of both.

        RESTRICTED STOCK GRANTS. The Compensation Committee may grant shares of Common Stock under a restricted stock grant which sets forth the applicable restrictions, conditions and forfeiture provisions which shall be determined by the Compensation Committee and which can include restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, subsidiary and Company performance. Shares of Common Stock may be granted pursuant to a restricted stock grant for no consideration or for any consideration as determined by the Compensation Committee. Subject to such restrictions, conditions and forfeiture provisions as may be established by the Compensation Committee, any Participant receiving an Award of Restricted Stock will have all the rights of a shareholder of the Company with respect to the shares of Restricted Stock, including the right to vote the shares and the right to receive any dividends thereon.

        DEFERRED STOCK AWARDS. The Compensation Committee may grant shares of Common Stock under a deferred stock award, with the delivery of such shares of Common Stock to take place at such time or times and on such conditions as the Compensation Committee may specify. At the time any deferred stock award is granted, the Committee may provide that the Participant will receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

        FORMULA AWARDS. Each time an individual who is not an employee of the Company or a subsidiary of the Company is elected or reelected as a director of the Company, the director will receive non-qualified stock options to acquire 10,000 shares of the Company's Common Stock. Each such option (a "Formula Option") shall (i) have a per share exercise price equal to the fair market value of the Common Stock on the date of such grant, (ii) have a term of five years and (iii) become exercisable on the first anniversary of the date of grant. In order for a non-employee director to receive a Formula Option, such director must have attended 75% of all Board meetings and 75% of all meetings of the Board committee(s) of which the director was a member held during the prior 12 months while such director was a member of the Board and committee(s). No award of Formula Options will be made to a director who is receiving a comparable award under another option plan.

        DIRECTORS' FEES. Each director who is entitled to receive annual Board retainer fees, Board meeting fees or Board committee fees shall receive such fees in the form of shares of Common Stock having an aggregate fair market value on the last day of each fiscal quarter equal to the aggregate amount of Board fees owed to such director for such quarter. No fees payable in the form of Common Stock will be payable to a director who is receiving such fees under the 2000 Plan.

        FEDERAL INCOME TAX CONSEQUENCES

        STOCK OPTIONS. The grant of an incentive stock option or a non-qualified stock option does not result in income for the grantee or in a deduction for the Company.

        The exercise of a non-qualified stock option results in ordinary income for the grantee and a business deduction for the Company measured by the difference between the option's exercise price and the fair market value of the shares of Common Stock received at the time of exercise. If the Company is required to withhold income taxes in connection with the exercise of a non-qualified stock option, the Compensation Committee may, in its discretion, permit such withholding obligation to be satisfied by the delivery of shares of Common Stock held by the grantee or to be delivered to the grantee upon exercise of the option.

        The exercise of a qualified incentive stock option does not result in income for the grantee or in a business deduction for the Company; provided, that the employee does not dispose of the shares of Common Stock acquired upon exercise within two years after the date of grant of the option and one year after the transfer of the shares of Common Stock upon exercise, and provided further that, the employee is employed by the Company or a subsidiary of the Company from the date of grant until three months before the date of exercise. If these requirements are met, the employee's basis in the shares of Common Stock would be the exercise price. Any gain related to the subsequent disposition of shares of Common Stock will be taxed to the employee as a long-term capital gain and the Company will not be entitled to any deduction. The excess of the fair market value of the Common Stock on the date of exercise over the exercise price is an item of tax preference for the employee, potentially subject to the alternative minimum tax.

        If an employee should dispose of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option prior to the expiration of either of the designated holding periods, the employee recognizes ordinary income and the Company is entitled to a business deduction in an amount equal to the lesser of the fair market value of the shares of Common Stock on the date of exercise minus the option exercise price or the amount realized on disposition of the shares of Common Stock minus the option exercise price. Any gain in excess of the ordinary income recognized by the employee is taxable as long-term or short-term capital gain, depending on the holding period. If an option, intended to be an incentive stock option, does not satisfy all of the requirements of an incentive stock option pursuant to Section 422 of the Code when granted, the employee recognizes ordinary income upon exercise of the option and the Company is entitled to a business deduction in an amount equal to the fair market value of the shares of Common Stock on the exercise date minus the option exercise price. Income tax withholding would be required. In the event an option intended to be an incentive stock option does not qualify as such when granted or when exercised, the Board of Directors believes that any related deduction should not be subject to the annual $1 million per capita limitation on employee remuneration for the Named Officers of the Company imposed by Section 162(m) of the Code. The Board of Directors believes that the income recognized by an employee or other Participant upon the exercise of an option granted under the 2006 Equity Incentive Plan should be qualified performance-based compensation and, therefore, an exception to the limitations imposed on the Company by Section 162(m) of the Code with respect to the deductibility of a Named Officer's compensation during a particular calendar year.

        SARs. The grant of an SAR does not result in income for the grantee or in a business deduction for the Company for federal income tax purposes. Upon the exercise of an SAR, the grantee recognizes ordinary income and the Company is entitled to a business deduction measured by the fair market value of the shares of Common Stock, plus any cash received. Income tax withholding would be required for employees of the Company and its subsidiaries. The Board of Directors believes that any income related to the exercise of SARs should be exempt from the $1 million limit of Section 162(m) of the Code pursuant to the performance-based compensation exception.

        RESTRICTED STOCK GRANTS AND DEFERRED STOCK AWARD. If the shares of Common Stock issued pursuant to a restricted stock grant or deferred stock award are subject to restrictions resulting in a "substantial risk of forfeiture" pursuant to the meaning of such term under Section 83 of the Code, the restricted stock grant or deferred stock award does not result in income for the grantee or in a business deduction for the Company for federal income tax purposes until the restrictions lapse, unless the recipient files a written election with the Internal Revenue Service pursuant to Section 83(b) of the Code to be taxed on the date of issuance on the difference between the then fair market value of the shares awarded and the price the recipient paid for the shares . If there are no such restrictions, conditions, limitations or forfeiture provisions, the grantee recognizes ordinary income and the Company is entitled to a business deduction upon receipt of the shares of Common Stock. Dividends paid to the grantee while the stock remained subject to any restrictions would be treated as compensation for federal income tax purposes. If an election under Section 83(b) is not made, at the time the restrictions lapse, the grantee receives ordinary income and the Company is entitled to a business deduction, subject to the $1 million deduction limitation under Section 162(m), measured by the fair market value of the shares of Common Stock at the time of lapse. Income tax withholding would be required for employees of the Company and its subsidiaries.

        OTHER STOCK BASED AWARDS. Any employee of the Company or any of its subsidiaries who receives shares of Common Stock as bonus compensation or in lieu of the employee's cash compensation shall recognize ordinary income, and the Company shall be entitled to a business deduction, subject to the $1 million deduction limitation under Section 162(m), measured by the fair market value of the shares of Common Stock issued to the employee.

        COMPLIANCE WITH SECTION 409A OF THE CODE

        The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the 2006 Equity Incentive Plan. To the extent applicable, it is intended that the 2006 Equity Incentive Plan and any grants made under the 2006 Equity Incentive Plan comply with the provisions of Section 409A of the Code. The 2006 Equity Incentive Plan and any grants made under the 2006 Equity Incentive Plan will be administered in a manner consistent with this intent, and any provision of the 2006 Equity Incentive Plan that would cause the 2006 Equity Incentive Plan or any grant made under the 2006 Equity Incentive Plan to fail to satisfy Section 409A shall have no force and effect until amended to comply with
Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Compensation Committee without the consent of the Participants). Any reference to Section 409A will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

        ADJUSTMENTS

        The number or kind of shares covered by outstanding awards under the 2006 Equity Incentive Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2006 Equity Incentive Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require the surrender of all Awards so replaced. The Compensation Committee may also make or provide for such adjustments in the number of shares available under the 2006 Equity Incentive Plan and the other limitations contained in the 2006 Equity Incentive Plan as the Committee may determine appropriate to reflect any transaction or event described above.

        In the event of a proposal, which is approved by the Company's Board of Directors, of any merger or consolidation in which the Company is not the surviving entity, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which any shares of Common Stock would be converted into cash, securities or other property of another corporation or entity (other than a merger or consolidation in which the holders of Common Stock immediately prior to the merger or consolidation continue to own at least 50% of the Common Stock after the merger or consolidation, or if the Company is not the surviving corporation, at least 50% of the Common Stock, or other voting securities of the surviving corporation or other business entity immediately after the merger or consolidation) or any sale of substantially all of the Company's assets or any other transaction or series of transactions as a result of which a single person or several persons, acting in concert (other than Anthony J. Caldarone and members of the immediate family of Anthony J. Caldarone) own a majority of the Company's outstanding Common Stock, then all outstanding stock options and SARs shall become exercisable immediately and all restricted stock grants and deferred stock awards shall immediately become free of all restrictions and conditions, or the Compensation

Committee may arrange to have the surviving entity grant replacement awards for all outstanding awards.

        OTHER INFORMATION

        Upon termination of service prior to age 65 for any reason other than death or disability, stock options and SARs which are exercisable as of the date of such termination may be exercised within three months of the date of termination, and any restricted stock grants and deferred stock awards which are still subject to any restriction shall be forfeited to the Company. Upon death or disability or voluntary or involuntary termination of service after age 65, all stock options and SARs become immediately exercisable and may be exercised for a period of six months (in the case of death or disability) or three months (in the case of termination for reasons other than death or disability) after the date of termination, and all restricted stock grants and deferred stock awards shall become immediately free of all restrictions and conditions. The Compensation Committee has the discretionary authority to alter or establish the terms and conditions of an award, suspend or terminate the 2006 Equity Incentive Plan, subject to shareholder approval if required by any applicable federal or state security laws, tax laws or corporate statute.

        NEW PLAN BENEFITS

        At this time, no awards have been granted under the 2006 Equity Incentive Plan, and it is not possible to state the terms or benefits of any individual awards which may be issued under the 2006 Equity Incentive Plan, or which would have been issued if the 2006 Equity Incentive Plan had been in effect during fiscal 2005, or the name or positions of, or respective amounts of the allotment to, any persons who may participate.

        VOTE REQUIRED

        Approval and adoption by the Company's shareholders of the 2006 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast at the annual meeting by the holders of shares of Common Stock present in person or represented by proxy.

        The Board of Directors recommends a vote "FOR" the approval and adoption of the 2006 Equity Incentive Plan.

                                  ANNUAL REPORT

        The annual report to shareholders for the fiscal year ended November 30, 2005 accompanies this Proxy Statement. Aidman, Piser has audited the financial statements of the Company for the last five fiscal years ended November 30, 2005.

                              INDEPENDENT AUDITORS

        The firm of Aidman, Piser, independent registered public accountants, was retained as independent auditors to the Company for the year ended November 30, 2005 by the Audit Committee of the Board of Directors. A representative of Aidman, Piser will be present at the meeting and will have an opportunity to make a statement if the representative desires to do so.

Said representative will also be available to respond to appropriate questions from shareholders of the Company.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

        The Board has adopted a formal process to be followed for those shareholders who wish to communicate directly with the Board or any individual director of the Company. A shareholder can contact the Board, or any individual director, by sending a written communication to: Board of Directors, Calton, Inc., c/o Corporate Secretary, 43 W. Front Street, Suite 15, Red Bank, New Jersey 07701. A shareholder's letter should also indicate that he or she is a Calton, Inc. shareholder. The Secretary of the Company shall either (a) distribute such communication to the Board, or a member or members thereof, as appropriate depending upon the facts and circumstances described in the communication received; or (b) determine that the communication should not be forwarded to the Board because, in his or her judgment, (i) the communication is primarily commercial in nature and relates to the Company's ordinary business or relates to a topic that is improper or not relevant to the Board; or (ii) the Company's management can adequately handle the shareholder inquiry or request, in which case the inquiry or request will be forwarded to the appropriate individual. If a shareholder communication is addressed to one or more members of the Board, but not the entire Board, the Corporate Secretary shall notify any member of the Board to whom such communication was not addressed that such communication was received and shall provide a copy of such communication upon request.

                 SHAREHOLDER PROPOSALS AND NOMINEES FOR DIRECTOR

        A shareholder of the Company who wishes to present a proposal for action at the Company's 2007 annual meeting of shareholders must submit such proposal to the Company and such proposal must be received by November 30, 2006. A shareholder wishing to submit a proposal should write to the Company's Corporate Secretary and include a detailed description of such proposal.

        The Nominating Committee of the Board will also consider nominees for director suggested by shareholders of the Company applying the same criteria for nominees described under "Election of Directors--Nomination Process" and considering the additional information required below. A shareholder who wishes to suggest a nominee for director should write to the Company's Corporate Secretary and include the following information: (1) the name and contact information for the nominee; (2) a statement of the nominee's business experience and educational background; (3) a detailed description describing any relationship between the nominee and the proposing shareholder; (4) a statement by the shareholder explaining why he or she believes that the nominee is qualified to serve on the Board and how his or her service would benefit the Company; and (5) a statement that the nominee is willing to be considered and willing to serve as a director of the Company if nominated and elected. A shareholder wishing to suggest a nominee for director for possible consideration at the Company's 2007 annual meeting of shareholders must submit the required information to the Company and such information must be received by the Company by February 9, 2007. The Nominating Committee retains complete discretion for making nominations for election as a member of the Board.

        THE MANAGEMENT OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS AND FOR THE PROPOSAL TO ADOPT THE COMPANY'S 2006 EQUITY INCENTIVE PLAN.

        THE COMPANY SUBMITS TO THE SECURITIES AND EXCHANGE COMMISSION AN ANNUAL REPORT ON FORM 10-KSB. COPIES OF THE REPORT WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST RECEIVED FROM ANY HOLDER OF RECORD OR BENEFICIAL OWNER OF SHARES OF COMMON STOCK OF THE COMPANY. REQUESTS SHOULD BE DIRECTED TO SHAREHOLDER RELATIONS, CALTON, INC., 43 WEST FRONT STREET, SUITE 15, RED BANK, NEW JERSEY 07701.

        ALL SHAREHOLDERS ARE URGED TO MARK, SIGN, DATE AND SEND IN THEIR PROXIES IN THE ENCLOSED ENVELOPE WITHOUT DELAY TO STOCKTRANS, INC., 44 WEST LANCASTER AVENUE, ARDMORE, PENNSYLVANIA 19003.

        PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                            MARY H. MAGEE
                                            SECRETARY

March 30, 2006

                                  CALTON, INC.

    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 2006 THIS

                      PROXY IS BEING SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF CALTON, INC.

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Anthony J. Caldarone and Laura A. Camisa and each of them, the true and lawful attorneys, agents and proxies of the undersigned,
  P with full power of substitution, to vote with respect to all the shares of Common Stock of CALTON, INC., standing in the name of the undersigned
  R at the close of business on March 27, 2006, at the annual meeting of shareholders to be held at the Homes by Calton Model Center, Pointe West
  O Community, 7614 South Village Square, Vero Beach, Florida on May 10, 2006 and at any and all adjournments thereof, with all powers that the
  X undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to
  Y vote as indicated on the reverse side hereof. Said proxies are authorized to vote in their discretion upon any other matters which may come before the meeting.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED, AND IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE OF THIS CARD AND FOR THE PROPOSAL TO ADOPT THE 2006 EQUITY INCENTIVE PLAN.

                                  COMMON STOCK


                                             (This proxy is continued from reverse side)

                                                                                                         Please mark your  [X]
                                                                                                votes as in this example.
                                          FOR all
                                          nominees
                                         (except as         WITHHOLD
                                         provided to      AUTHORITY to
                                        the contrary        vote for
                                           below          all nominees                                  FOR   AGAINST   ABSTAIN
1.  Election of J. Ernest Brophy and        [ ]                [ ]         2.  Approval of 2006         [ ]     [ ]       [ ]
    Kenneth D. Hill as Directors                                               Equity Incentive Plan

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, WRITE NOMINEE(S) NAME HERE:

-----------------------------------------------------------------





                                                                           PLEASE MARK, SIGN, DATE AND RETURN THE
                                                                           PROXY CARD PROMPTLY USING THE
                                                                           ENCLOSING ENVELOPE.

Signature(s) of Shareholder(s) _____________________________________________________________________________________________________
(Joint owner, must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)